Exhibit 99.1

Adaptimmune Announces Initiation of Study to Evaluate SPEAR T-Cell Therapy
Targeting MAGE-A4 in Multiple Solid Tumors

PHILADELPHIA, Pa. and OXFORD, UK., May 16, 2017 — Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today announced that it has initiated the first site for its MAGE-A4 SPEAR T-cell study in patients with multiple malignant solid tumors. This study is now open for enrollment.

This is Adaptimmune’s third wholly-owned therapeutic candidate to enter clinical trials. The Company already has ongoing studies to evaluate its T-cell therapies targeting the MAGE-A10 cancer antigen in patients with non-small cell lung cancer, urothelial cancer, melanoma, or head and neck cancers; and AFP in patients with hepatocellular carcinoma.

“We are excited to initiate this study to evaluate our MAGE-A4 T-cell therapeutic candidate in patients with multiple malignant solid tumors,” said Rafael Amado, Adaptimmune’s Chief Medical Officer. “Preclinical evaluations of our MAGE-A4 affinity matured T-cell receptor show optimized targeting of, and specificity for, MAGE-A4 expressing cancer cells. MAGE-A4 is among the most commonly expressed cancer embryonic antigens; therefore, we have the opportunity to evaluate the potential of this promising therapy in a wide range of cancers.”

This is a Phase I, open label, dose escalation study designed to evaluate the safety and anti-tumor activity of Adaptimmune’s MAGE-A4 therapeutic candidate in patients who are HLA-A*02 positive and have inoperable locally advanced or metastatic melanoma, urothelial, head and neck, ovarian, non-small cell lung, esophageal, and gastric cancers expressing MAGE-A4. The study will enroll up to 32 patients. The primary objective of the study is to evaluate the safety and tolerability of MAGE-A4 SPEAR T-cell therapy. Additional objectives include anti-tumor activity, persistence of genetically modified cells in the body, and evaluation of the phenotype and functionality of genetically modified cells isolated from peripheral blood or tumor post infusion.

Additional information about this study is available at www.clinicaltrials.gov by searching on NCT03132922.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer, including solid tumors. Adaptimmune has a number of proprietary clinical programs, and is also developing its NY-ESO SPEAR T-cell program under a strategic collaboration and licensing agreement with GlaxoSmithKline. The Company is located in Philadelphia, USA and Oxfordshire, U.K. For more information, please visit http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 10, 2017, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts

Investor Relations

Juli P. Miller, Ph.D.

T: (215) 825-9310

E: juli.miller@adaptimmune.com

Media Relations

Margaret Henry

T: +44 (0)1235 430036

Cell: +44 (0)7710 304249

E: margaret.henry@adaptimmune.com